EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Ball Corporation 401(k) and Employee Stock Ownership Plan
Broomfield, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (33-37548, 33-32393, 333-84561, 333-67284, 333-150457 and 333-24061) of Ball Corporation of our report dated June 16, 2017, relating to the financial statements and supplemental schedule of Ball Corporation 401(k) and Employee Stock Ownership Plan which appear in this Form 11‑K for the year ended December 31, 2016.

/s/ Anton Collins Mitchell LLP
Denver, Colorado
June 16, 2017